SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2009

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On December 31, 2008, the Company entered into amended and restated change in control Severance Agreements with each of Kevin M. McMullen, Michael E. Hicks, James J. Hohman, James C. LeMay and Douglas E. Wenger (collectively, the “Amended Severance Agreements”). The Amended Severance Agreements were amended primarily for the purpose of bringing such agreements into compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (“Section 409A”), a tax law that governs “nonqualified deferred compensation arrangements” and imposes additional taxes and penalties if a covered arrangement does not comply with Section 409A. Companies were required to amend affected plans and agreements by December 31, 2008, to ensure compliance with Section 409A.

Also on December 31, 2008, the Company entered into an amended and restated Employment Agreement with Kevin M. McMullen. As with the Severance Agreements, the primary purpose of the amendment was to bring the agreement into compliance with Section 409A. Other modifications were made to the agreement to reflect changes in facts and circumstances which have occurred since the original agreement was signed in December 2000; to add continuation of health and life insurance benefits, outplacement assistance and financial counseling following Separation from Service; and to allow Mr. McMullen to terminate his employment (and receive severance) if his base pay or eligibility for incentive compensation is reduced.

Finally, effective January 1, 2009, the Company amended the following plans (collectively, the “Amended Plans”) primarily for the purpose of bringing such plans into compliance with, or exempting such plans from the application of, Section 409A:

•	Pension Benefits Restoration Plan for Salaried Employees of OMNOVA Solutions Inc. and Certain Subsidiary Companies;

•	Savings Benefits Restoration Plan for Salaried Employees of OMNOVA Solutions Inc. and Certain Subsidiary Companies;

•	OMNOVA Solutions Executive Incentive Compensation Program;

•	OMNOVA Solutions Long Term Incentive Program;

•	OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan;

•	Corporate Officers’ Severance Plan of OMNOVA Solutions Inc.;

•	Retirement Plan for Nonemployee Directors of OMNOVA Solutions Inc.; and

•	OMNOVA Solutions Inc. Deferred Compensation Plan for Nonemployee Directors.

Other than the modifications to Mr. McMullen’s Employment Agreement described above, the changes to the Amended Severance Agreements and the Amended Plans do not increase the scope or amount of benefits any director or executive officer will be entitled to receive under the applicable agreements or plans.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amended Severance Agreements, the Amended Plans or Mr. McMullen’s Employment Agreement, and is qualified in its entirety by reference to the full text of such plans and agreements, each of which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended November 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Secretary
Date:	January 7, 2009